UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 25, 2005

SILICON LABORATORIES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29823	74-2793174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4635 Boston Lane, Austin, TX 78735

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 416-8500

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 25, 2005, Silicon Laboratories Inc. entered into a Separation Agreement with Daniel A. Artusi in connection with his resignation from his positions as president and chief executive officer and from the board of directors.  Pursuant to the Separation Agreement, Mr. Artusi is entitled to certain cash payments, accelerated vesting with respect to certain restricted stock and stock options held by Mr. Artusi, an extended exercise period with respect to his stock options and continued health insurance coverage.  The Separation Agreement also contains a mutual release.  The foregoing description is subject to, and qualified in its entirety by, the Separation Agreement.  The Separation Agreement is attached hereto as Exhibit 10.1 and the terms thereof are incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

10.1 Separation Agreement dated April 25, 2005 between Daniel A. Artusi and Silicon Laboratories Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON LABORATORIES INC.
(Registrant)

April 25, 2005	/s/ RUSSELL J. BRENNAN
Date	Russell J. Brennan
VICE PRESIDENT AND CHIEF FINANCIAL OFFICER (PRINCIPAL ACCOUNTING OFFICER)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation Agreement dated April 25, 2005 of the Registrant